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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CAREER EDUCATION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAREER EDUCATION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006

NOTICE AND PROXY STATEMENT

Preliminary Proxy Materials Subject to Completion

April     , 2006

Dear Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of Career Education Corporation to be held at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois on May 18, 2006, at 3:00 p.m., Central Daylight Time. The formal notice of the Annual Meeting appears on the following page.

        The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. During the Annual Meeting, stockholders will view a presentation by CEC's management and have the opportunity to ask questions.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on May 18, 2006, and urge you to return your WHITE PROXY CARD as soon as possible.

Sincerely,
JOHN M. LARSON Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

To the Stockholders of
Career Education Corporation:

        The Annual Meeting of Stockholders of Career Education Corporation will be held at 3:00 p.m., Central Daylight Time, on Thursday, May 18, 2006, at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, for the following purposes:

(1)
To elect three directors to CEC's Board of Directors;

(2)
To vote on CEC's proposal to amend CEC's Amended and Restated Certificate of Incorporation to declassify its Board of Directors;

(3)
To vote on CEC's proposal to amend CEC's Amended and Restated Certificate of Incorporation to permit stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares entitled to vote at an election of directors to call a special meeting of stockholders;

(4)
To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ending December 31, 2006; and

(5)
To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 21, 2006, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Please contact Georgeson Shareholder Communications Inc. toll-free at (888) 206-5970 should you have any questions regarding voting or to request another copy of CEC's Annual Report to Stockholders, Annual Report on Form 10-K, Proxy Statement or WHITE PROXY CARD.

By order of the Board of Directors,

JANICE L. BLOCK Senior Vice President, Chief Legal Officer and Corporate Secretary
Hoffman Estates, Illinois April , 2006

All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed WHITE PROXY CARD and return it promptly in the enclosed postage paid envelope furnished for that purpose.

Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, Illinois 60195
(847) 781-3600

PROXY STATEMENT

Why did I receive these proxy materials?

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Career Education Corporation, a Delaware corporation ("CEC," the "Company," "we," "us" or "our"), of proxies to be voted at our 2006 Annual Meeting of Stockholders and at any adjournment or postponements thereof.

        You are invited to attend our 2006 Annual Meeting of Stockholders on May 18, 2006, beginning at 3:00 p.m., Central Daylight Time. The Annual Meeting will be held at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois.

        This Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying form of proxy are being mailed to stockholders starting on or about April    , 2006.

Who is entitled to vote at the Annual Meeting?

        Holders of CEC common stock as of the close of business on March 21, 2006 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, CEC had outstanding 98,139,223 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Who can attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be admitted to the Meeting beginning at 2:30 p.m., Central Daylight Time. Seating will be limited.

What do I need to present for admission to the Annual Meeting?

        You will need to present proof of your ownership of Common Stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with CEC's transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, a "stockholder of record." The Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying form of proxy have been sent directly to you by CEC.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying form of proxy have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

What constitutes a quorum?

        The required quorum for transaction of business at the Annual Meeting will be a majority of the shares issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present.

What are the Board of Director's recommendations with respect to each proposal?

        The Board of Directors recommends that you:

  •
  vote FOR all of the Board of Director's nominees for election as directors;

  •
  vote FOR the proposal to declassify CEC's Board of Directors;

  •
  vote FOR the proposal to permit stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares entitled to vote at an election of directors to call a special meeting of stockholders; and

  •
  vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ending December 31, 2006.

What should I do with a proxy card I may receive from certain of the Company's stockholders?

        On February 16, 2006, the Company received a notice from R. Steven Bostic announcing his intention to nominate three candidates for election as directors at the Annual Meeting and to deliver a proxy statement and/or a form of proxy to holders of at least the percentage of shares of Common Stock required to elect his nominees and/or otherwise solicit proxies from the Company's stockholders in support of such nomination. On February 21, 2006, Mr. Bostic issued a press release announcing his intention to nominate himself, James E. Copeland, Jr. and R. William Ide III for election as directors at the Annual Meeting. CEC's Board of Directors expects that Mr. Bostic will deliver a proxy statement and form of proxy to the Company's stockholders.

        The Board of Directors recommends that you sign, date and return the WHITE PROXY CARD or voting instruction card.

What vote is required to approve each proposal?

  •
  Election of Directors.    A plurality of the shares of Common Stock voted in person or by proxy is required to elect three directors at the Annual Meeting. Effective February 2, 2006, the Company's Board of Directors approved and adopted the Second Amended and Restated By-laws of the Company, amending and restating the Company's Amended and Restated By-laws to change the required vote for the election of directors from a plurality to a majority of votes cast in uncontested elections, while retaining plurality voting when the number of nominees exceeds the number of directors to be elected. On February 16, 2006, the Company received a notice from R. Steven Bostic announcing his intention to nominate three candidates for election as directors at the Annual Meeting and to deliver a proxy statement and/or a form of proxy to holders of at least the percentage of shares of Common Stock required to elect his nominees and/or otherwise solicit proxies from the Company's stockholders in support of such nomination. As specified in "Proposal 1—Election of Directors" below, only three directors are to be elected at the Annual Meeting. The nomination of three directors by Mr. Bostic increases the number of nominees for election as Class II directors to six (three nominees nominated by the

    Company's Board of Directors and three nominees nominated by Mr. Bostic). Therefore, a plurality of the shares of Common Stock voted in person or by proxy is required to elect three directors at the Annual Meeting. If, however, Mr. Bostic withdraws his nominees in advance of the Annual Meeting, the required vote for the election of directors at the Annual Meeting will be a majority of votes cast. Each stockholder will be entitled to vote the number of shares of Common Stock held as of the Record Date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

  •
  Declassification of the Board of Directors.    The affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock represented in person or by proxy is required to approve and adopt the proposal to amend CEC's Amended and Restated Certificate of Incorporation to declassify CEC's Board of Directors.

  •
  Permit Stockholders to Call a Special Meeting.    The affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock represented in person or by proxy is required to approve and adopt the proposal to amend CEC's Amended and Restated Certificate of Incorporation to permit stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares entitled to vote at an election of directors to call a special meeting of stockholders.

  •
  Ratification of Auditors.    The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ending December 31, 2006.

How do I vote?

        You may vote using any of the following methods:

  By Mail

        Complete, sign and date the WHITE PROXY CARD and return it in the prepaid envelope. Each executed and returned WHITE PROXY CARD or voting instruction card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Career Education Corporation c/o Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, NY 10004.

  In person at the Annual Meeting

        If you attend the Annual Meeting, you may deliver your completed WHITE PROXY CARD in person, or you may vote in person. If you hold your shares in a stock brokerage account or by a bank or other holder of record, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a "legal proxy" from your bank, broker or other nominee and present it at the Annual Meeting.

        Your vote is important. You can save us the expense of a second mailing by voting promptly.

        Please contact Georgeson Shareholder Communications Inc. toll-free at (888) 206-5970 should you have any questions regarding voting or to request another copy of this Proxy Statement or the WHITE PROXY CARD.

Who are the persons selected by CEC's Board of Directors to serve as proxies?

        John M. Larson and Patrick K. Pesch, the persons named as proxies on the WHITE PROXY CARD or voting instruction card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Mr. Larson is the Chairman, President and Chief Executive Officer of the Company, and Mr. Pesch is the Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Director of the Company.

Who will count the vote?

        At the Annual Meeting, the results of stockholder voting will be tabulated by IVS Associates, Inc., the independent inspector of elections appointed by CEC for the meeting.

Will abstentions and broker non-votes affect the voting results?

        The election inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

        Broker non-votes are proxies received by CEC from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Pursuant to the rules of the New York Stock Exchange, brokers do not have discretionary authority to vote shares held in "street name" on non-routine matters, including a contested election of directors, without your instructions. Accordingly, stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions.

Can I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with CEC's Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the Annual Meeting, your proxy will be revoked. However, attendance at the Annual Meeting will not by itself revoke a previously granted proxy. For shares held in "street name," you may revoke your previously-granted proxy by submitting new voting instructions to your bank, broker or other nominee or contacting the person responsible for your account and instructing that person to execute on your behalf the WHITE PROXY CARD as soon as possible.

Could other matters be decided at the Annual Meeting?

        Yes. At the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        Yes. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing May 8, 2006, and continuing through the date of the Annual Meeting, at the principal offices of CEC, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195.

What is "householding" and how does it affect me?

        In accordance with notices sent to beneficial stockholders sharing a single address, we are sending only one Annual Report to Stockholders, Form 10-K and Proxy Statement to that address unless we received contrary instructions from any beneficial stockholder at that address. This "householding" practice reduces our printing and postage costs. However, if a beneficial stockholder at such an address wishes to receive a separate Annual Report to Stockholders, Form 10-K or Proxy Statement this year or in the future, he or she may contact us at (847) 585-3899 or may write to us at Investor Relations, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement, Form 10-K and Annual Report to Stockholders on the Internet?

        CEC's Form 10-K and Annual Report to Stockholders for the year ended December 31, 2005, containing financial and other information pertaining to CEC, are being furnished to stockholders with this Proxy Statement. The Notice of Annual Meeting of Stockholders, Proxy Statement, Form 10-K and Annual Report to Stockholders, are available on the Company's website at www.careered.com under the caption "Investor Relations."

PROPOSAL 1
ELECTION OF DIRECTORS

        CEC's Board of Directors consists of nine directors. Article V of CEC's Amended and Restated Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. If the proposal to approve and adopt the Restated Certificate of Incorporation is approved by stockholders at the Annual Meeting, resulting in the declassification of CEC's Board of Directors as more fully described beginning on page 28 of this Proxy Statement, all nominees will serve for one year terms expiring at CEC's 2007 Annual Meeting of Stockholders. If the Restated Certificate of Incorporation is not approved by stockholders, three Class II directors will be elected, each for a term of three years expiring at CEC's 2009 Annual Meeting of Stockholders. Each of the nominees is presently serving as a director of CEC. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of CEC. See "Nominees" below.

        The six directors whose terms of office do not expire in 2006 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

        If at the time of the Annual Meeting any of the Board of Director's nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director if elected.

NOMINEES

        The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Name	Age	Position With Company	Served as Director Since
Patrick W. Gross	61	Director	2005
Steven H. Lesnik	65	Director	2006
Keith K. Ogata(1)	51	Director	1998

(1)
Member of the Audit Committee and the Nominating and Governance Committee.

        Patrick W. Gross has been a Director of CEC since December 2005. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since 2002. Mr. Gross is a founder of, and served as principal executive officer from 1970 to 2002 at American Management Systems, Inc. (AMS), a computer applications software and systems integration firm. He became chairman of AMS' executive committee in 1982. He has served as chairman of the board of several companies owned by private equity firms. In addition, he served as vice chairman of Youth for Understanding International Exchange and serves on the board of the All Kinds of Minds Institute, a non-profit organization assisting students who struggle with learning. Mr. Gross is a director of Capital One Financial Corporation and Mobius Management Systems, Inc. He attended Cornell University and received a Bachelor in Engineering Science from Rensselaer Polytechnic Institute. Mr. Gross also earned a Master's of Science in Engineering from the University of Michigan, and Master's of Business Administration from the Stanford Graduate School of Business.

        Steven H. Lesnik has been a director of CEC since February 2006. Mr. Lesnik has served as Chairman and Chief Executive Officer of KemperSports Inc., an Illinois-based company that develops, owns, leases and manages golf facilities as well as athletic clubs and lodging venues nationwide, and is engaged in marketing communications. Mr. Lesnik co-founded KemperSports Inc. with James S. Kemper, Jr. in 1977. From 1968 to 1979, he held numerous positions at Kemper Insurance Companies, including vice president. Mr. Lesnik is actively committed to education, having served as Chairman of the Illinois Board of Higher Education, as a visiting lecturer at Northwestern University, and as a Director of the Illinois Math & Science Academy Foundation. Mr. Lesnik received a Bachelor of Arts degree from Brown University.

        Keith K. Ogata has been a Director of CEC since January 1998. Mr. Ogata is currently president of, and a private investor in, 3-K Financial Corporation, a private investment company. From 1996 to 1998, Mr. Ogata served as President of National Education Centers, Inc., a subsidiary of National Education Corporation. From 1990 to 1998, he served as Vice President, Chief Financial Officer and Treasurer of National Education Corporation, with responsibility for finance, accounting, treasury, tax, mergers and acquisitions, human resources, investor and public relations and information systems.

        The Board of Directors recommends that stockholders vote FOR all of the Board of Director's nominees for election as directors.

OTHER DIRECTORS

        The following persons will continue to serve as directors of CEC after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified. Wallace O. Laub, who had served as a Director of CEC since 1994, resigned from the Board of Directors for health reasons effective February 13, 2006.

Name	Age	Position With Company	Served as Director Since	Term Expires
Dennis H. Chookaszian(1)(2)	62	Director	2002	2008
Robert E. Dowdell(3)	60	Lead Director	1994	2008
Thomas B. Lally(1)(2)(3)	62	Director	1998	2007
John M. Larson	54	Chairman, President, Chief Executive Officer and Director	1994	2007
Patrick K. Pesch	49	Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Director	1995	2008
Leslie T. Thornton	47	Director	2005	2007

(1)
Member of the Audit Committee.
(2)
Member of the Nominating and Governance Committee.
(3)
Member of the Compensation Committee.

        Dennis H. Chookaszian has been a Director of CEC since October 2002. Mr. Chookaszian was formerly the Chairman and Chief Executive Officer of CNA Financial Corporation ("CNA"). During his 25-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies and in 1999 he became Chairman of the executive committee of CNA. Mr. Chookaszian retired from CNA in 2001. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the management of 401(k) plans online. Mr. Chookaszian is a director of Sapient Corporation, a business and technology consultancy, Insweb Corporation, an on-line insurance provider and Chicago Mercantile Exchange Holdings Inc. Mr. Chookaszian received certification as a public accountant in 1971.

        Robert E. Dowdell has been the Lead Director since July 2004 and a Director of CEC since its inception in January 1994. Mr. Dowdell served as Chief Executive Officer and as a director of Marshall & Swift, L.P., a web-hosted software application company, from 1989 until his retirement in January 2006. From 1984 to 1988, Mr. Dowdell served as President of National Education Centers, Inc., a subsidiary of National Education Corporation, Inc. Mr. Dowdell is also the General Partner of RGD Partners, L.P., an investment business, and Chairman of Roof Express, L.P., a software business. Mr. Dowdell received a Bachelor's of Business Administration in Accounting and a Master's of Business Administration from the University of Notre Dame. Mr. Dowdell received certification as a public accountant in 1974.

        Thomas B. Lally has been a Director of CEC since January 1998. Prior to his retirement in October 2001, Mr. Lally was the President of Heller Equity Capital Corporation ("HECC") since August 1995, an Executive Vice President of Heller Financial, Inc. ("HFI") and Chairman of HFI's Executive Credit Committee since April 1995, with direct responsibility for the asset quality oversight of HFI's portfolio of loan and equity investments. Mr. Lally joined HFI in 1974.

        John M. Larson has served as President, Chief Executive Officer and a Director of CEC since its inception in January 1994 and as Chairman since January 2000. From July 1993 until CEC's formation, Mr. Larson served as a consultant to HECC, working with HECC to establish CEC. From January through May 1993, Mr. Larson served as the Eastern Regional Operating Manager of Educational

Medical, Inc., a provider of career-oriented post-secondary education. From 1989 until November 1992, Mr. Larson served as the Senior Vice President of College Operations of Phillips Colleges, Inc., overseeing a nationwide system of 58 schools, which offered a wide range of academic programs. From March through September 1989, he served as Senior Vice President of Operations for the Geneva Companies, a mergers and acquisitions firm. From 1980 to 1989, Mr. Larson was Vice President of Marketing at National Education Centers, Inc., a subsidiary of National Education Corporation, where he managed the entire admissions program, including marketing and advertising efforts, with a team of approximately 500 employees. Mr. Larson has also served in marketing positions with DeVry Inc., at its Chicago and Kansas City campuses. Mr. Larson received a Bachelor's of Science in Business Administration from the University of California at Berkeley and has completed the Executive Management Program at Stanford University. In 2000, Mr. Larson was named the Ernst & Young Entrepreneur of the Year of the Illinois and Northwestern Indiana region in the service category.

        Patrick K. Pesch has been a Director of CEC since 1995. Mr. Pesch has served as Chief Financial Officer and Treasurer of CEC since October 1999 and as Assistant Secretary since April 2005. In addition, Mr. Pesch served as Secretary of CEC from May 2000 until April 2005, and as Executive Vice President of CEC since May 2001. From October 1999 until May 2000, Mr. Pesch served as Assistant Secretary of CEC, and from October 1999 until May 2001, he served as Senior Vice President of CEC. From 1992 until joining CEC, Mr. Pesch served as a Senior Vice President of HFI and also as an officer of HECC, managing a portfolio of loan and equity investments. Mr. Pesch joined HFI in 1985 as head of the internal audit function and served in a number of positions, including senior credit officer for Heller Corporate Finance. Previously, he was an audit manager with Arthur Young & Company (currently Ernst & Young). Mr. Pesch received a Bachelor of Science of Commerce degree from DePaul University and is a certified public accountant.

        Leslie T. Thornton has been a director of CEC since December 2005. Ms. Thornton has served as a partner with the law firm of Dickstein Shapiro Morin & Oshinsky, LLP in Washington D.C. since 2004, and as a partner with the law firm of Patton Boggs, LLP from 2000 to 2004. Beginning with the Presidential Transition of 1992, Ms. Thornton worked with U.S. Secretary of Education Richard W. Riley until 2000, first as Deputy Chief of Staff and Counselor, and then as Chief of Staff at the U.S. Department of Education (DOE). During her nearly eight years at the DOE, Ms. Thornton advised the secretary on all DOE matters, served as the liaison between the Secretary and the White House on policy, political, ethics, personnel and other issues; supervised the higher education administrative appeals process for the Secretary; and helped implement President Clinton's education initiatives. In addition to her work at the DOE, Ms. Thornton founded the Educational Equity Institute and Capitol Education Fund, organizations dedicated to improving educational access and opportunity. She holds a law degree from Georgetown University and a Bachelor of Arts degree from the University of Pennsylvania.

        Director Compensation—During 2005, each non-employee director of CEC (the "Outside Directors") was paid an annual fee of $18,000 for their services as directors (other than Mr. Gross and Ms. Thornton who joined the Board in December 2005), $1,000 for each Board of Directors meeting attended and $500 for each Board Committee meeting attended. Each Committee chairman received an additional fee of $500 per Committee meeting attended. In addition, each Outside Director, with the exception of Messrs. Gross and Lesnik and Ms. Thornton, was granted stock options to purchase 24,000 shares of Common Stock at the closing price of the Common Stock as quoted on The NASDAQ National Market (the "Closing Price") on May 20, 2005, the date of last year's annual stockholders meeting. Each of Mr. Gross and Ms. Thornton was granted stock options to purchase 24,000 shares of Common Stock at the Closing Price of the Common Stock, on the date of their appointment to the Board of Directors, or December 23, 2005, and December 22, 2005, respectively. Mr. Lesnik was granted stock options to purchase 18,000 shares of Common Stock at the Closing Price of the Common Stock on February 14, 2006, the date of his appointment to the Board of Directors. Each Outside

Director will also be granted an option to purchase 24,000 shares of Common Stock on the date of each regular annual stockholders meeting thereafter if such director is elected at such meeting to serve as an Outside Director or continues to serve as an Outside Director. One-third of the options granted to Outside Directors vest on the grant date and on each of the first two anniversaries of the grant date. All options granted to Outside Directors are, once vested, exercisable for ten years. All Outside Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors and Committee meetings.

        Meetings—During the year ended December 31, 2005, the Board of Directors held twenty-seven (27) meetings. Each director, with the exception of Mr. Laub, attended at least 75% of the aggregate number of Board of Directors meetings held during which time they served as a director and the total number of Committee meetings on which he or she served that were held during 2005. Directors are expected to attend the Annual Meeting, absent unusual circumstances. Each member of the Board of Directors who served as a director at the time of the 2005 Annual Meeting, with the exception of Mr. Laub, attended the 2005 Annual Meeting. Mr. Laub did not attend at least 75% of the aggregate number of Board of Directors meetings and Committee meetings and the 2005 Annual Meeting for health reasons. Mr. Laub resigned from the Board of Directors for health reasons effective February 13, 2006.

        Committees of the Board of Directors—The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each comprised entirely of directors who are "independent" as that concept is defined in the corporate governance listing requirements applicable to companies whose securities are listed on The NASDAQ National Market (referred to herein as the "NASDAQ listing standards"). The members of the Audit Committee are Messrs. Ogata (Chairman), Chookaszian and Lally. The members of the Compensation Committee are Messrs. Dowdell (Chairman) and Lally. Mr. Laub served on the Compensation Committee until his resignation from the Board of Directors effective February 13, 2006. The members of the Nominating and Governance Committee are Messrs. Lally (Chairman), Chookaszian and Ogata. Mr. Laub served on the Nominating and Governance Committee until his resignation from the Board of Directors effective February 13, 2006.

        The Audit Committee generally has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent auditors. The Audit Committee also has responsibility for the selection of the independent auditors, the review of the plan and scope of the annual audit, the review of CEC's audit and control functions, the review and pre-approval of audit and permissible non-audit services, periodic reports to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Audit Committee is comprised solely of Directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the NASDAQ listing standards. The Board of Directors has determined that each of Mr. Chookaszian and Mr. Ogata is an "audit committee financial expert," as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. During the year ended December 31, 2005, the Audit Committee held fifteen (15) meetings. See "Report of the Audit Committee of the Board of Directors."

        The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, reviewing CEC's executive compensation policies and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering CEC's stock option plans, determining the number of options to be granted to CEC's employees and consultants pursuant to the plans, determining the number of options to be granted to our executive officers pursuant to such plans and reporting to the Board of Directors regarding the foregoing. During the year ended December 31, 2005, the Compensation Committee held three (3) meetings. See "Report of the Compensation Committee of the Board of Directors."

        The Nominating and Governance Committee generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in the CEC's Corporate Governance Guidelines to serve as members of the Board of Directors. It also makes recommendations to the Board of Directors concerning the structure and membership of other Board committees. The Nominating and Governance Committee is also charged with considering matters of corporate governance generally and reviewing and recommending to the Board, periodically, CEC's corporate governance principles. During the year ended December 31, 2005, the Nominating and Governance Committee held six (6) meetings.

        Corporate Governance Guidelines—In October 2004, the Board of Directors adopted Corporate Governance Guidelines to assist the Board of Directors in fulfilling its responsibility to exercise its business judgment to act in what it believes to be the best interest of CEC's stockholders. The Board of Directors revised the Corporate Governance Guidelines in August 2005, to clarify that (1) the Nominating and Governance Committee does not have any specific minimum qualifications that must be met by a Nominating and Governance Committee or stockholder-recommended candidate for the Board of Directors, and (2) it is CEC's policy that directors seek approval from the Chairman of the Board of Directors and the Chairperson of the Nominating and Governance Committee in advance of accepting an invitation to serve on the board of another public company. The Corporate Governance Guidelines, as revised, are posted on the Company's website, www.careered.com, under the caption "Investor Relations."

        Lead Director—The Outside Directors have designated Robert E. Dowdell as the Lead Director. In his capacity as Lead Director, Mr. Dowdell presides at all executive sessions of the Outside Directors. Executive sessions are held at least two times per year.

        Code of Ethics and Code of Business Conduct and Ethics—In October 2003, the Board of Directors adopted a Code of Ethics that is specifically applicable to its executive officers and senior financial officers, including its principal executive officer, its principal financial officer, its principal accounting officer and controller. The Code of Ethics is posted on the Company's website, www.careered.com, under the caption "Investor Relations." CEC has also adopted a revised Code of Business Conduct and Ethics in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which the Company is subject. The revised Code of Business Conduct and Ethics is applicable to all of CEC's employees, officers and directors, and is posted on the Company's website, www.careered.com, under the caption "Investor Relations."

        Nominating Procedures—As described above, the Company has a standing Nominating and Governance Committee and its charter is posted on the Company's website, www.careered.com, under the caption "Investor Relations."

        The Nominating and Governance Committee considers many factors when considering candidates for the Board and strives for the Board to be comprised of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization, and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Governance Committee. The Nominating and Governance Committee's most-recently identified candidates have, in the cases of Mr. Lesnik and Ms. Thornton, possessed significant experience with state or federal education regulatory agencies, respectively, as well as, in the case of Mr. Gross, a strong background in information technology.

        In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Governance Committee or stockholder-recommended nominee. However, the Nominating and Governance Committee does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current Directors being considered for renomination, the Nominating and Governance Committee will also take into account the director's history of attendance at meetings of the Board of Directors or its committees, the Director's tenure as a member of the Board of Directors, and the Director's preparation for and participation in such meetings.

        The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. In May 2005, the Company announced its plans to expand the size of the Board to nine directors. Three additional directors were appointed to the Board in December 2005 and January 2006. The Company did not receive any director nominations from shareholders during this May 2005 through January 2006 time period. In addition, the Nominating and Governance Committee did not receive any stockholder-recommended candidates pursuant to, and within the timeframes set forth in, Section 2.4 of the Company's By-laws for its consideration as nominees for election as directors at the 2006 Annual Meeting. Instead, the Company received a notice from R. Steven Bostic in February 2006 announcing his intention to nominate three candidates for election as directors at the Annual Meeting and to deliver a proxy statement and/or a form of proxy to holders of at least the percentage of shares of Common Stock required to elect his nominees and/or otherwise solicit proxies from the Company's stockholders in support of such nomination. Mr. Bostic did not, however, recommend his three candidates to the Nominating and Governance Committee for its consideration. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board.

        In May 2005, the Board of Directors engaged Russell Reynolds Associates to identify and assist in evaluating potential candidates to fill the two independent director positions created as a result of the Board's decision in May 2005, to bring the Board's size to the nine-member maximum established in CEC's Amended and Restated Certificate of Incorporation. Both of the directors who joined the Board of Directors in December 2005, Mr. Gross and Ms. Thornton, and the director who joined the Board of Directors in February 2006, Mr. Lesnik, were identified by Russell Reynolds Associates.

        Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating and Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company's By-laws regarding stockholder proposals and nominations. See "Proposals of Stockholders" contained herein.

        Communications with the Board of Directors—Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to CEC Board of Directors, c/o The Office of the Secretary, Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195. The Office of the Secretary will receive the correspondence and forward it to the Director or Directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by means of which stockholders may communicate with the Board or its members. Please refer to CEC's website, www.careered.com, for any changes in this process.

EXECUTIVE OFFICERS

        Set forth below is a table identifying the executive officers of CEC who are not identified in the tables entitled "Election of Directors—Nominees" or "—Other Directors."

Name	Age	Position
Janice L. Block	43	Senior Vice President, Chief Legal Officer and Corporate Secretary
Stephen C. Fireng	37	President, University Division
Jacob P. Gruver	51	President, Academy and College Divisions
Paul R. Ryan	55	President, Culinary and Health Education Divisions
Kenneth D. Shore	46	President, Gibbs Division
Steven B. Sotraidis	59	Executive Vice President, Administration
Todd H. Steele	43	President, International and Startup Divisions, Executive Vice President, Strategic Planning and Development

        Janice L. Block has served as Senior Vice President, Chief Legal Officer and Corporate Secretary of CEC since April 2005. From February 2004 until joining CEC, Ms. Block was a partner in the law firm of Greenberg Traurig, LLP. Ms. Block served as an independent consultant to Microsoft Corporation from 2002 to 2004, and as Microsoft Corporation's Central Regional Counsel from 1998 until 2002. Ms. Block received a Bachelor of Arts degree, magna cum laude, from Princeton University, a Master of Science degree in Journalism from Northwestern University, and a Juris Doctor degree from Columbia University School of Law.

        Stephen C. Fireng has served as President of the University Division since September 2005. Mr. Fireng formerly served as President of the Online Education Group between February 2005, and January 2006, Senior Vice President of Marketing and Admissions of the Online Education Group between June 2003 and January 2005, Vice President of Marketing and Admissions of the Online Education Group between September 2001 and June 2003, CEC's National Director of Admissions between October 2000 and September 2001, CEC's Regional Director of Admissions between October 1999 and October 2000, and Director of Admissions at Collins College between May 1996 and October 1999. Mr. Fireng held positions including Placement Director and Admissions Advisor at Collins College from June 1991 until joining CEC upon its acquisition by CEC in 1994. Mr. Fireng received a Bachelor of Science degree in Business Administration from Northern Arizona University.

        Jacob P. Gruver has served as Group President of the Academy Division since October 2005 and as Group President of the Colleges Division since January 2004. Mr. Gruver formerly served as Group President of the University Division between January 2004 and August 2005, and as President of the Colleges, Schools and Universities Group of CEC between January 2003 and January 2004. Prior to this, Mr. Gruver served as Executive Vice President of Operations of CEC between May 2001 and January 2003, Senior Vice President of Operations of CEC from October 1999 until May 2001, and as a Managing Director of CEC between May 1997 and October 1999. From August 1994 until May 1997, Mr. Gruver served as the Director of Finance for CEC. From 1989 until joining the corporate management team at CEC, Mr. Gruver was Vice President and Controller of Wyoming Technical Institute in Laramie, Wyoming. From 1978 until 1989, Mr. Gruver audited career-oriented schools and other clients at a regional public accounting firm. Mr. Gruver received a Bachelor of Science degree in Accounting from National College and is a certified public accountant.

        Paul R. Ryan has served as Group President of the Culinary Division since October 2003 and Group President of the Health Education Division since October 2004. Mr. Ryan formerly served as Group President of the Academy Division between October 2003 and October 2005 and as Senior Vice President of Operations for the Colleges, Schools and Universities Group since April 2003. From October 2001 to April 2003, Mr. Ryan was the Vice President and Managing Director of the Culinary Division. From March 2000 to October 2001, Mr. Ryan was the President of California Culinary

Academy. Before joining CEC in 2000, Mr. Ryan was the Vice President of Food and Beverage Operations for the Promus Hotel Corporation from November 1997 to December 1999. Mr. Ryan received an Associate's degree in Hotel Administration from Allegheny College and also served in the United States Army in Vietnam.

        Kenneth D. Shore has served as Group President of the Gibbs Division since September 2004. Mr. Shore previously served as Managing Director of the Startup Division between November 2002 and September 2004, and Campus President of Orlando Culinary Academy between early 2002 and November 2002. Before joining CEC in 2002, Mr. Shore served as General Manager of The Yarrow Resort Hotel and Conference Center, a resort owned and operated by Hart Hotels, Inc., the Hilton Hotel in Salt Lake City, Utah and the Doubletree Guest Suites in Tucson, Arizona. Mr. Shore received an Associate of Applied Science degree in Culinary Arts from Culinary Institute of America and served in the United States Coast Guard.

        Steven B. Sotraidis has served as Executive Vice President of Administration of CEC since January 2003. Mr. Sotraidis previously served as Senior Vice President of Operations of CEC between May 2001 and January 2003, Vice President of Operations of CEC between November 1999 and May 2001, and a Managing Director of CEC between July 1997 and November 1999. Prior to joining CEC, Mr. Sotraidis was President of Brooks College, a CEC school located in Long Beach, California. Mr. Sotraidis joined Brooks College in 1970 and had managed Brooks' overall operations from 1975 until 1997. Mr. Sotraidis received a Bachelor of Science degree in Psychology and completed two years of graduate work in Industrial Psychology at California State University at Long Beach.

        Todd H. Steele has served as President of International and Startup Divisions since October 2003, and has served as Executive Vice President of Strategic Planning and Development of CEC since January 2003. Mr. Steele previously served as Senior Vice President of Strategic Planning and Development of CEC between May 2001 and January 2003, Vice President of Strategic Planning and Development of CEC between November 1999 and May 2001, and Director of Strategic Planning and Development of CEC between March 1998 and November 1999. Mr. Steele served as a member of CEC's Board of Directors from CEC's inception in January 1994 until he joined CEC as a full-time employee in March 1998. From December 1996 until joining CEC, Mr. Steele served as a Vice President of Baker, Fentress & Co., an investment company, making equity investments in private companies. From May 1990 until November 1996, he served as a Vice President of HFI and HECC, also making equity investments in private companies. Mr. Steele received a Bachelor of Arts degree in Economics from Northwestern University and a Master's of Business Administration in Finance from the University of Chicago.

        The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors, subject, in the case of Mr. Larson, to the terms of his employment agreement. Mr. Larson is the only officer with an employment agreement with CEC. See "Executive Compensation—Employment Agreements." There are no family relationships among any of the directors or officers of CEC.

        Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CEC's officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of CEC's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, CEC believes that, during 2005 all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons, except for one inadvertent late report filed by Mr. Pesch on February 14, 2006, to report the October 12, 2005, transfer of 4,000 shares from Robert C. Pesch Declaration of Trust dated February 20, 1992, as amended, for which Mr. Pesch serves as Successor Co-Trustee and Co-Executor, to Robert Pesch Marital Trust dated October 23, 1998, for which Mr. Pesch serves as Co-Trustee.

EXECUTIVE COMPENSATION

        The following table provides information concerning the annual and long-term compensation for services in all capacities to CEC for the years ended December 31, 2005, 2004 and 2003, to our chief executive officer and to our next four most highly compensated executive officers (collectively, the "Named Officers").

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Options(#)(2)	All other compensation ($)(3)
John M. Larson Chairman, President and Chief Executive Officer	2005 2004 2003	$990,000 900,000 750,000	$990,000 900,000 762,500	150,000 150,000 150,000	$48,620 13,239 12,179
Stephen C. Fireng President, University Division	2005 2004 2003	$337,039 228,333 187,917	$562,592 339,167 250,167	75,000 16,000 16,000	$569 1,194 6,348
Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2005 2004 2003	$425,000 400,000 360,000	$318,795 240,000 366,000	75,000 60,000 80,000	$9,643 9,634 9,233
Todd H. Steele President of International and Startup Divisions, Executive Vice President of Strategic Planning and Development	2005 2004 2003	$365,000 335,000 280,000	$239,000 312,500 293,000	50,000 45,000 48,000	$9,192 8,992 8,656
Jacob P. Gruver President, Academy and College Divisions	2005 2004 2003	$410,000 390,000 360,000	$178,462 245,000 291,000	30,000 40,000 40,000	$10,286 8,256 9,233

(1)
Bonuses earned in respect of one year are paid during the next year. For example, the bonuses indicated as earned in respect of 2005 were paid in March of 2006.

(2)
All option amounts have been adjusted to reflect our 2-for-1 stock split effected in the form of stock dividends in August 2003.

(3)
Amounts reflect both (i) CEC's contribution made in the form of a match on amounts contributed by the Named Officers in CEC's 401(k) plan and (ii) insurance premiums paid for term life insurance, for the years 2005, 2004 and 2003:

	401(k) Matching Amounts			Term Life Insurance Premiums
	2005	2004	2003	2005 (1)	2004	2003
Mr. Larson	$8,400	$8,200	$8,000	$40,220	$5,039	$4,179
Mr. Fireng	—	733	5,975	569	461	373
Mr. Pesch	8,400	8,200	8,000	1,243	1,434	1,233
Mr. Steele	8,400	8,200	8,000	792	792	656
Mr. Gruver	8,400	6,113	8,000	1,886	2,143	1,233

(1)
The amount reported for Mr. Larson includes $2,670 for insurance premiums paid for term life insurance, and $37,550 for insurance premiums paid by CEC on behalf of Mr. Larson.

Option Grants in 2005

        The following table contains information concerning the grant of stock options by us to our Named Officers during 2005.

	Number of Shares Underlying Options Granted(#) (1)				Potential Realizable Value at Assumed Annual Rates of Stock price Appreciation for Option Term(2)
		Percentage of Total Options Granted to Employees in Fiscal Year
			Exercise or Base price ($/Sh)	Expiration Date
Name					5%($)	10%($)
John M. Larson	150,000	8.1%	$34.70	5/19/15	$3,273,397	$8,295,430
Stephen C. Fireng	40,000	2.2%	40.56	1/31/15	1,020,319	2,585,688
Stephen C. Fireng	35,000	1.9%	34.70	5/19/15	763,793	1,935,600
Patrick K. Pesch	75,000	4.0%	34.70	5/19/15	1,636,698	4,147,715
Todd H. Steele	50,000	2.7%	34.70	5/19/15	1,091,132	2,765,143
Jacob P. Gruver	30,000	1.6%	34.70	5/19/15	654,679	1,659,086

(1)
These options were granted under the Career Education Corporation 1998 Employee Incentive Compensation Plan and each of these options is a non-qualified stock option and vests in four equal annual installments on each of the first four anniversaries of the grant date.

(2)
Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future increases in the price of our Common Stock. Actual gains are dependent on the future performance of our Common Stock and the option holder's continued employment throughout the vesting periods. The amounts reflected in the table may not necessarily be achieved.

        Aggregated Option Exercises in 2005 and Year-End 2005 Option Values—The following table provides information regarding each of the Named Officer's option exercises during 2005 and unexercised options at December 31, 2005.

Aggregated Option Exercises in 2005 and Year-End 2005 Option Values

			Number of Securities Underlying Unexercised Options at Year-End 2005(#)		Value of Unexercised In-The-Money Options at Year-End 2005($)(1)
Name	Shares acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable(2)	Exercisable	Unexercisable
John M. Larson	—	—	2,102,000	300,000	$44,929,809	$1,201,875
Stephen C. Fireng	—	—	58,100	90,500	601,299	129,523
Patrick K. Pesch	—	—	625,500	147,500	11,923,319	553,588
Todd H. Steele	—	—	324,000	98,000	5,703,644	384,600
Jacob P. Gruver	—	—	244,500	102,500	4,379,628	553,588

(1)
The value per option is calculated by subtracting the exercise price per option from the closing price of the Common Stock on The NASDAQ National Market on December 30, 2005, of $33.72.

(2)
On December 15, 2005, CEC accelerated the vesting of all outstanding, unvested stock options with a per share exercise price greater than $32.63 (the market closing price of our common stock as of December 31, 2005) that were previously awarded to its employees, including its executive officers, and directors during 2003 and 2004 under our equity compensation plans, such that all such options became immediately exercisable.

        Employment Agreements—CEC and CEC Employee Group, LLC, a wholly-owned subsidiary of CEC, entered into an employment agreement dated August 1, 2000 with John M. Larson. The term of the agreement, pursuant to its terms, has been automatically extended by one year beginning on January 1, 2002 and on each succeeding January 1st thereafter. The term will continue to be extended by one year on January 1st of each year unless CEC or Mr. Larson provides written notice of termination. The current term of the agreement is through December 31, 2007. The agreement provides for an initial annual base salary of $450,000 plus bonus compensation based upon annual quantitative and qualitative performance targets as established by the Board of Directors. The agreement provides for the payment of two years' salary and average bonus and a continuation of benefits for two years following Mr. Larson's termination of employment with us, other than termination by us for Cause or termination by Mr. Larson without Good Reason. The agreement also provides for the payment of three years' salary and average bonus and a continuation of benefits for three years following Mr. Larson's termination of employment with us in anticipation of a change of control or after a change of control. In the event that any payment by CEC to Mr. Larson is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Mr. Larson shall be entitled to receive an additional payment in an amount such that after payment by Mr. Larson of all applicable taxes, Mr. Larson retains an amount equal to the amount he would have retained had no excise tax been imposed. The agreement also prohibits Mr. Larson from disclosing confidential information and from engaging in activities competitive with CEC for a period which includes the term of his employment with CEC or service as one of CEC's directors and continues for two years thereafter. However, if Mr. Larson's employment with CEC is terminated by CEC in anticipation of a change of control or after a change of control and CEC pays three years' salary and average bonus, the non-competition period extends to three years after the termination of employment.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised solely of "independent" directors, as that term is defined in the NASDAQ listing standards, as well as under Rule 16b-3 of the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee establishes CEC's compensation strategy and policies and determines the nature and amount of all compensation for CEC's executive officers. The objectives of the Board of Directors in determining the levels and components of executive and key employee compensation are to (i) attract, motivate and retain talented and dedicated executive officers and other key employees, (ii) provide executive officers and other key employees with both cash and equity incentives to further the interests of CEC and its stockholders and (iii) compensate executive officers and other key employees at levels comparable to those of other comparable companies. The Compensation Committee retained Mercer Human Resource Consulting to review its compensation program in 2003 to ensure that it (i) aligns compensation with responsibility, (ii) provides for a competitive sharing of future increases in stockholder value with key executives and employees and (iii) is consistent with CEC's strategic and financial goals. Generally, the compensation of all executive officers and other key employees is composed of a base salary plus targeted bonuses based upon achievement of specified goals. In addition, stock options are granted to provide the opportunity for compensation based upon the performance of the Common Stock over time.

        In determining the base salaries of the executive officers in 2005, the Board of Directors considered the performance of each executive, the nature of the executive's responsibilities, the salary levels of executives at comparable publicly-held companies (based in part on a review of compensation data provided by Mercer Human Resource Consulting as well as proxy data of other similar companies), and CEC's general compensation practices. Based on these criteria, effective March 1, 2006, the base salary of Mr. Larson was increased from $990,000 to $1,035,000, the base salary of Mr. Fireng was increased from $355,000 to $400,000, the base salary of Mr. Pesch was increased from $425,000 to $440,000, the base salary of Mr. Steele was increased from $365,000 to $385,000, and the base salary of Mr. Gruver was increased from $410,000 to $420,000. The base salaries of the executive officers are effective until changed at the discretion of the Compensation Committee.

        Discretionary bonuses for executive officers are directly tied to achievement of specified goals of CEC and are a function of the criteria which the Compensation Committee believes appropriately takes into account the specified areas of responsibility of the particular officer. Targets for discretionary bonuses are determined based on a percentage of the employee's base salary. Various executive officers and key employees were awarded cash bonuses in 2005 for their contributions. For 2005 performance, the Compensation Committee paid bonuses of $990,000 to Mr. Larson, $562,592 to Mr. Fireng, $318,795 to Mr. Pesch, $239,000 to Mr. Steele, and $178,462 to Mr. Gruver.

        Periodically, the Compensation Committee also grants stock options to executive officers and other key employees in order to provide a long-term incentive, which is directly tied to the performance of CEC's Common Stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market value of the Common Stock on the date of grant. In general, the options vest in equal annual installments over a four year period beginning one year after the date of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives and other key employees, the Compensation Committee considers a number of factors, including the performance of such persons, achievement of specific delineated goals, the responsibilities and the relative position of such persons within CEC, review of compensation of executives and key employees in comparable companies and review of the number of stock options each such person currently possesses. In 2005, the Compensation Committee granted 150,000 stock options to Mr. Larson, 75,000 stock options to Mr. Fireng, 75,000 stock options to Mr. Pesch, 50,000 stock options to Mr. Steele and 30,000 stock options to Mr. Gruver.

Compliance with Section 162(m)

        The Compensation Committee currently intends for all compensation paid to the Named Officers to be tax deductible to CEC pursuant to Section 162(m) of the Code ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by CEC for Federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of independent directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

COMPENSATION COMMITTEE
Robert E. Dowdell (Chairman)
Thomas B. Lally

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Robert E. Dowdell, Thomas B. Lally and Wallace O. Laub served as members of the Compensation Committee during 2005. Mr. Laub resigned from the Board of Directors for health reasons effective February 13, 2006.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Board of Directors maintains an Audit Committee comprised of three non-employee members of the Board of Directors. After reviewing the qualifications of the current members of the committee, and any relationships they may have with CEC that might affect their independence from CEC, the Board of Directors has determined that (1) all current members of the Audit Committee are "independent" as that concept is defined in Section 10A of the Exchange Act, (2) all current members of the Audit Committee are "independent" as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Chookaszian and Mr. Ogata both qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act.

        The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves in a board-level oversight role in which it provides advice, counsel and direction to management and the auditors based on the information it receives, on discussions with management and the auditors, and on the members of the Audit Committee's experience in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisors, apart from counsel or advisors hired by management, as it determines appropriate, including experts in particular areas of accounting. Management is responsible for the reporting processes and preparation and presentation of financial statements and the implementation and maintenance of internal controls. CEC's independent auditors are responsible for expressing an opinion on the conformity of CEC's audited financial statements to generally accepted accounting principles in the United States.

        In January 2005, the Board of Directors approved an amendment to the written charter of the Audit Committee, which is posted on the Company's website, www.careered.com, under the caption "Investor Relations." The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with Ernst & Young LLP the material required to be discussed by Statement on Auditing Standards No. 61; and

  (3)
  reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board's No. 1, and discussed with Ernst & Young LLP any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission.

AUDIT COMMITTEE
Keith K. Ogata (Chairman)
Dennis H. Chookaszian
Thomas B. Lally

Principal Accounting Fees and Services

        Ernst & Young LLP acts as the principal auditor for CEC and also provides certain audit-related, tax and other services. CEC has entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for CEC. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The Audit Committee pre-approves all services provided by Ernst & Young LLP to CEC. In some cases, this pre-approval is accomplished through policies and procedures adopted by the Audit Committee that provide a detailed description of the services that may be performed, as well as limits on the fees for the services. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC's rules on auditor independence. The fees for the services provided by Ernst & Young LLP to CEC in the years ended December 31, 2005 and December 31, 2004, respectively, were as follows:

        Audit Fees were $1,702,182 and $1,958,000 for the years ended December 31, 2005, and December 31, 2004, respectively. Audit Fees consisted of audit work performed in the preparation of financial statements, quarterly financial statement reviews, statutory audits, consultation regarding financial accounting and/or reporting standards and filings with the Securities and Exchange Commission. These fees included audit services related to Section 404 of the Sarbanes-Oxley Act.

        Audit-Related Fees were $338,200 and $362,000 for the years ended December 31, 2005, and December 31, 2004, respectively. Audit-Related Fees consisted of services that are traditionally performed by the independent auditor, including employee benefit plan audits and due diligence related to mergers, acquisitions and other matters.

        Tax Fees were $204,171 and $422,000 for the years ended December 31, 2005, and December 31, 2004, respectively. Tax Fees consisted of all services performed by the independent auditor's tax personnel, except those related to the audit of financial statements, and include tax compliance, tax consulting, tax planning and non-recurring projects.

        There were no fees billed by Ernst & Young LLP for Other Fees during the years ended December 31, 2005, and December 31, 2004.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal years ended December 31, 2005, and December 31, 2004.

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for CEC, the Standard & Poor's 500 Index and an index of peer companies selected by CEC during the period commencing on January 1, 2001, and ending on December 31, 2005. The comparison assumes $100 was invested on January 1, 2001, in the Common Stock, the Standard & Poor's 500 Index and the index of peer companies selected by CEC and assumes the reinvestment of all dividends, if any. The companies in the peer index, all of which are education companies, are weighted according to their market capitalization as of the end of each period for which a return is indicated. Included in the peer index are: Apollo Group Inc., Corinthian Colleges, Inc., DeVry Inc., Education Management Corporation, ITT Educational Services, Inc., and Strayer Education, Inc. The performance graph begins with CEC's $9.78 per share closing price on December 29, 2000 (as adjusted to reflect the 2-for-1 stock splits effected in the form of stock dividends paid on October 1, 2001, and on August 22, 2003).

Comparison of Cumulative Total Return Since January 1, 2001
Career Education Corporation, S&P 500 Index and Peer Index

$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
1/1/01
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05
CAREER EDUCATION CORP
S&P 500 INDEX
PEER GROUP

	1/1/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
CAREER EDUCATION CORP	$100.00	$175.23	$204.47	$411.50	$408.95	$344.74
S&P 500 INDEX	$100.00	$88.11	$68.64	$88.33	$97.94	$102.75
PEER GROUP	$100.00	$116.80	$146.55	$233.36	$245.44	$206.18

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 21, 2006, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by CEC to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Officers and (iv) all Company executive officers and directors as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Ariel Capital Management, LLC(2)	13,087,354	13.3%
Barclays Global Investors, NA(3)	11,874,628	12.1
FMR Corp.(4)	10,208,686	10.4
Ziff Asset Management, L.P.(5)	5,338,570	5.4
John M. Larson(6)	2,377,056	2.4
Patrick K. Pesch(7)	739,150	*
Todd H. Steele(8)	417,314	*
Robert E. Dowdell(9)	317,314	*
Jacob P. Gruver(10)	315,203	*
Thomas B. Lally(11)	156,000	*
Keith K. Ogata(12)	134,000	*
Dennis H. Chookaszian(13)	112,000	*
Stephen C. Fireng(14)	87,219	*
Patrick W. Gross(15)	8,000	*
Leslie T. Thornton(16)	8,000	*
Steven H. Lesnik(17)	6,000	*
All directors and executive officers as a group (16 persons)	5,402,556	5.2%

*
Denotes beneficial ownership less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock that the person can vote or transfer, as well as shares subject to options held by that person that are currently exercisable or exercisable within 60 days of March 21, 2006.

(2)
As reported on a Schedule 13G/A filed with the Commission on February 14, 2006 by Ariel Capital Management, LLC ("Ariel"). According to the Schedule 13G, Ariel has sole voting power with respect to 11,732,784 shares of common stock and sole dispositive power with respect to 12,970,354 shares of common stock. The address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(3)
As reported on a Schedule 13G filed with the Commission on January 26, 2006 by Barclays Global Investors, NA ("BGI") and certain of its affiliates, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited. According to the Schedule 13G: (a) BGI has sole voting power with respect to 8,339,264 shares of common stock and sole dispositive power with respect to 9,529,085 shares of common stock, (b) Barclays Global Fund Advisors has sole voting power with respect to 947,210 shares of common stock and sole dispositive power with respect to 954,133 shares of common stock, (c) Barclays Global Investors, Ltd. has sole voting power with respect to 1,195,296 shares of common stock and sole dispositive power with respect to 1,302,557 shares of common stock, and (d) Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power with respect to 88,853 shares of common stock. The address of BGI is 45 Fremont Street, San Francisco, California 94105.

(4)
As reported on a Schedule 13G/A filed with the Commission on February 14, 2006 jointly by FMR and Edward C. Johnson 3d ("Mr. Johnson"), Fidelity Management & Research Company, a wholly-owned subsidiary of FMR ("Fidelity"), and Fidelity Low Priced Stock Fund. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G/A discloses that FMR has sole voting power with respect to 327,900 shares and sole dispositive power with respect to 10,208,686 shares of common stock. The Schedule 13G/A states that Mr. Johnson is the Chairman of FMR and that he and certain of his family members, through their ownership of Series B shares of common stock of FMR, representing 49% of the voting power of FMR, and the execution of a shareholders' voting agreement, may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR. The Schedule 13G/A indicates that 10,208,286 shares are beneficially owned by Fidelity as a result of acting as an investment adviser to various investment companies ("ICs"). The ownership of one such IC, Fidelity Low Priced Stock Fund, amounted to 9,231,886 shares. Mr. Johnson, FMR, through its control of Fidelity, and the ICs each had sole dispositive power as to the 10,208,286 shares owned by the ICs. Neither Mr. Johnson nor FMR had sole voting power as to such shares, as such power resides with the ICs' Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G/A indicates that 400 shares are beneficially owned by Strategic Advisors, Inc., a wholly-owned subsidiary of FMR, as a result of its serving as an investment advisor to individuals. The address of each of FMR, Mr. Johnson, Fidelity, Fidelity Low Priced Stock Fund and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)
As reported on a Schedule 13G/A filed with the Commission on February 13, 2006 jointly by Ziff Asset Management, L.P. ("Ziff"), PBK Holdings, Inc. ("PBK"), Philip B. Korsant ("Korsant") and ZBI Equities, L.L.C. ("ZBI"). According to the Schedule 13G/A, each of Ziff, PBK, Korsant and ZBI has shared voting power with respect to 5,338,570 shares and shared dispositive power with respect to 5,338,570 shares of common stock. The address of each of Ziff, PBK, Korsant and ZBI is 283 Greenwich Avenue, Greenwich, CT 06830.

(6)
Includes 2,252,000 shares of Common Stock which may be acquired by Mr. Larson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(7)
Includes 29,600 shares of Common Stock held by Mr. Pesch's individual retirement account, 8,800 shares of Common Stock held by Cathy Pesch's individual retirement account (Cathy Pesch is Mr. Pesch's spouse), 4,000 shares of Common Stock held by Robert Pesch Marital Trust dated October 23, 1998, for whom Mr. Pesch serves as Co-Trustee, and 696,750 shares of Common Stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(8)
Includes 372,500 shares of Common Stock which may be acquired by Mr. Steele upon exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(9)
Includes 22,672 shares of Common Stock held by Mr. Dowdell, as Custodian for Brian M. Dowdell under the Uniform Transfers to Minors Act; 16,272 shares of Common Stock held by Mr. Dowdell, as Custodian for Sharon T. Dowdell under the Uniform Transfers to Minors Act; 64,100 shares of Common Stock held by RGD Partners, L.P. for whom Mr. Dowdell is a general partner; 68,270 shares of Common Stock held indirectly by the Robert E. and Grace Dowdell Living Trust dated July 11, 1991 for which Mr. Dowdell is a Co-Trustee; and 146,000 shares of Common Stock which may be acquired by Mr. Dowdell upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(10)
Includes 304,500 shares of Common Stock which may be acquired by Mr. Gruver upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(11)
Includes 136,000 shares of Common Stock which may be acquired by Mr. Lally upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(12)
Includes 104,000 shares of Common Stock which may be acquired by Mr. Ogata upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(13)
Includes 112,000 shares of Common Stock which may be acquired by Mr. Chookaszian upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(14)
Includes 476 shares of Common Stock that Mr. Fireng has agreed to transfer to his ex-wife pursuant to a marital settlement agreement, 252 shares of Common Stock, the beneficial ownership of which was acquired by Mr. Fireng upon his marriage to the owner of the shares, all of which were purchased under the CEC's Employee Stock Purchase Plan, and 85,850 shares of Common Stock which may be acquired upon the exercise of stock options held by Mr. Fireng which are currently exercisable or exercisable within 60 days of March 21, 2006.

(15)
Includes 8,000 shares of Common Stock which may be acquired by Mr. Gross upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(16)
Includes 8,000 shares of Common Stock which may be acquired by Ms. Thornton upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

(17)
Includes 6,000 shares of Common Stock which may be acquired by Mr. Lesnik upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

PROPOSAL 2
PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

GENERAL

        The Nominating and Governance Committee of CEC's Board of Directors and the Board of Directors have examined a full range of corporate governance measures and consulted with corporate governance experts and stockholders holding a majority of our shares. In connection with this review, the Board has reviewed CEC's Amended and Restated Certificate of Incorporation (the "Charter") and determined to recommend to the stockholders that they approve a proposal to amend the Charter to declassify the Board of Directors.

        A non-binding stockholder proposal recommending that the Board of Directors change the classified board structure was presented to a vote of stockholders at the Company's 2005 Annual Meeting of Stockholders and 65.5% of the outstanding shares of Common Stock voted in favor of the proposal. On several occasions, including in connection with the 2005 Annual Meeting of Stockholders, the Board of Directors considered the benefits of a classified board structure and the issues raised by stockholders seeking changes to the Company's corporate governance practices. On each such occasion, the Board concluded that it was in the best interests of CEC and its stockholders to maintain a classified board.

        Recently, the Board reconsidered the various advantages and disadvantages of the classified board structure. Proponents of classified boards suggest, among other things, that classified boards reduce the vulnerability of companies to certain potentially abusive takeover tactics and encourage potential acquirers to negotiate with the Board. Such proponents also believe classified boards also enhance the independence of non-employee directors and assure continuity and stability of companies' management and policies since a majority of the directors at any given time have prior experience as directors of the Company. Opponents of classified boards believe that the annual election of directors is the primary means for stockholders to influence corporate governance and enables stockholders to hold all directors accountable on an annual basis rather than over a three-year period.

        After reviewing the classified board structure, the Board of Directors has decided to recommend that the stockholders vote FOR its proposal to amend the Charter to declassify the Board of Directors. In making the decision, the Board of Directors considered the stockholders' views, prior stockholder support for the proposal to permit the annual election of directors and recent trends in corporate governance.

PROPOSED AMENDMENT TO CHARTER TO DECLASSIFY THE BOARD OF DIRECTORS

        Article V of the Charter currently divides the Board of Directors into three classes. Directors are elected for three-year terms that are staggered among the three classes. If this proposal is approved by stockholders, the Charter will be amended to provide that those directors previously elected for three-year terms of office by CEC's stockholders will complete their three-year terms and would be eligible for re-election to one-year terms at each annual meeting of stockholders thereafter. Beginning with the 2008 Annual Meeting of Stockholders, the declassification of the Board of Directors would be complete, and all directors would be subject to annual election to one-year terms.

        CEC's Board of Directors has also approved conforming amendments to its By-laws contingent upon approval by the stockholders of the proposed amendment to the Charter to declassify CEC's Board of Directors. Article III, Section 3.3 of the By-laws currently provides that the Company's directors may only be removed for cause. If the proposal to declassify CEC's Board of Directors is approved, Article III, Section 3.3 of the By-laws will be amended to provide that any director or the entire Board of Directors, excepting certain Continuing Classified Directors (as defined in Article V of the proposed Restated Certificate of Incorporation), may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote at an election of directors. The Third Amended and Restated By-laws amending Article III, Section 3.3 of the By-laws, will become effective simultaneously with the effective date of the filing of the Restated Certificate of Incorporation providing for a declassified Board of Directors with the Secretary of State of the State of Delaware.

        The proposed Restated Certificate of Incorporation, including the proposed amendment to Article V of the Charter to declassify CEC's Board of Directors is attached to this Proxy Statement as Exhibit A, and the above discussion is qualified in its entirety by reference to such exhibit.

        The Board of Directors recommends that the stockholders vote FOR the proposal to amend the Charter to declassify CEC's Board of Directors.

PROPOSAL 3
PROPOSAL TO PERMIT STOCKHOLDERS TO CALL
SPECIAL MEETINGS OF STOCKHOLDERS

GENERAL

        The Nominating and Governance Committee of CEC's Board of Directors and the Board of Directors have examined a full range of corporate governance measures and consulted with corporate governance experts and stockholders holding a majority of our shares. In connection with this review, the Board has reviewed the Charter and determined to recommend to the stockholders that they approve a proposal to amend the Charter to permit the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares of Common Stock to call special meetings of stockholders.

        A non-binding stockholder proposal recommending that the Board of Directors allow CEC's stockholders to call special meetings of stockholders was presented to a vote of stockholders at the Company's 2005 Annual Meeting of Stockholders and 64.2% of the outstanding shares of Common Stock voted in favor of the proposal. On several occasions, including in connection with the 2005 Annual Meeting of Stockholders, the Board of Directors considered the provisions in the Charter and By-laws concerning the calling of special meetings of stockholders and the issues raised by stockholders seeking changes to the Company's corporate governance practices. On each such occasion, the Board concluded that it was in the best interests of CEC and its stockholders to only allow the Board of Directors to call special meetings of stockholders.

        Recently, the Board of Directors reconsidered the various advantages and disadvantages of the provisions in the Charter and By-laws specifying that special meetings of stockholders may only be called by a resolution approved by a majority of the Board of Directors. The Board of Directors believes that the ability of a minority of the stockholders to call an unlimited number of special meetings would, among other things, be very disruptive to the conduct of CEC's business and impose significant administrative and financial burdens on the Company, but that these concerns are mitigated if a super-majority of stockholders are permitted to call such meetings to address appropriate corporate matters.

        After reviewing the provisions in the Charter concerning the calling of special meetings of stockholders, the Board of Directors has decided to recommend that the stockholders vote FOR its proposal to amend the Charter to permit the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares of Common Stock to call special meetings of stockholders. In making the decision, the Board of Directors considered the stockholders' views, prior stockholder support for the proposal to permit stockholders to call special meetings of stockholders and recent trends in corporate governance.

PROPOSED AMENDMENT TO CHARTER TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

        Article VI of the Charter currently provides that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of the Board of Directors. If this proposal is approved by stockholders, Article VI will be amended to allow stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares of Common Stock entitled to vote at an election of directors to call a special meeting of stockholders.

        CEC's Board of Directors has also approved conforming amendments to the By-laws contingent upon approval by the stockholders of the proposed amendment to the Charter to permit the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares of Common Stock to call special meetings of stockholders. Article II, Section 2.6 of the By-laws currently provides that special meetings of stockholders may be called only by the Board of Directors. If this proposal is approved, Article II, Section 2.6 of the By-laws will allow stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of Common Stock entitled to vote at an election of directors to call a special meeting of stockholders, subject to certain specified conditions. The Third Amended and Restated By-laws amending Article II, Section 2.6 of the By-laws, will become effective simultaneously with the effective date of the filing of the Restated Certificate of Incorporation permitting the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares of Common Stock to call special meetings of stockholders with the Secretary of State of the State of Delaware.

        The proposed Restated Certificate of Incorporation, including the proposed amendment to Article VI of the Charter to permit the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares of Common Stock to call special meetings of stockholders, is attached to this Proxy Statement as Exhibit A, and the above discussion is qualified in its entirety by reference to such exhibit.

IMPACT OF THE PROPOSAL ON THE FILLING OF VACANCIES BY THE BOARD OF DIRECTORS

        All vacancies on the Board of Directors and newly-created directorships will continue to be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors will hold office for the same remaining term as that of his or her predecessor and until his or her successor is elected and qualified.

        The Board of Directors recommends that the stockholders vote FOR the proposal to amend the Charter to permit the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of shares of Common Stock entitled to vote at an election of directors to call special meetings of stockholders.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, to serve as independent auditors of CEC for the year ending December 31, 2006. This firm has audited the accounts of CEC since 2002.

        Stockholder ratification of the selection of Ernst & Young LLP as CEC's independent auditors is not required by CEC's By-Laws or otherwise. However, the Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors' appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will consider the facts and circumstances surrounding the vote and may reconsider such appointment. Notwithstanding this selection, and the ratification of this selection by stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of CEC and its stockholders.

        It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of CEC's financial statements for the year ending December 31, 2006.

MISCELLANEOUS AND OTHER MATTERS

        Proposals of Stockholders—In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company's proxy statement and proxy for the 2007 Annual Meeting of Stockholders must be received by the Secretary of CEC not less than 120 days prior to April    , 2007. In addition, Article II, Section 2.5 of the Company's By-Laws (the "Notice Provision") provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such notice so that it is received by, the Secretary of the Company, at the principal executive offices of the Company, not less than 90 days prior to the first anniversary of the date of the previous year's annual meeting of stockholders. Proposals of stockholders intended to be considered at CEC's 2007 Annual Meeting of Stockholders must be received by the Secretary of CEC not less than 90 days prior to May 18, 2007.

        Discretionary Proxy Voting Authority/Untimely Stockholder Proposals—Rule 14a-4(c) promulgated under the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company's proxy statement. Under the rule, if a stockholder fails to notify the Company of its proposal before the date established by the Notice Provision, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting. In addition, if the Company receives timely notice of a stockholder proposal in connection with an annual meeting of stockholders that does not include all of the information required by Rule 14a-4(c) promulgated under the Exchange Act, such proposal will be considered timely but deficient, and the Company's proxy statement may confer discretionary authority with respect to such proposal if the Company includes, in its proxy statement, advice on the nature of the matter and how the Company intends to exercise its discretion to vote on such matter.

        Additional Information—CEC will furnish, without charge, a copy of its Annual Report on Form 10-K for its year ended December 31, 2005, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed CEC's reasonable expenses in connection therewith. Requests for such materials should be directed to Career Education Corporation, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195, Attention: Investor Relations Department. Such information may also be obtained free of charge by accessing the Company's website at www.careered.com under the caption "Investor Relations."

PARTICIPANTS IN THE SOLICITATION

        Opposing Solicitation—On February 16, 2006, the Company received a notice from R. Steven Bostic announcing his intention to nominate an alternate slate of three candidates for election as directors at the Annual Meeting and to deliver a proxy statement and/or a form of proxy to holders of at least the percentage of shares of Common Stock required to elect his nominees and/or otherwise solicit proxies from the Company's stockholders in support of such nomination. On February 21, 2006, Mr. Bostic issued a press release announcing his intention to nominate himself, James E. Copeland, Jr. and R. William Ide III for election as directors at the Annual Meeting. The Company is providing the following information pursuant to SEC regulations that require certain disclosures if the Company knows of a solicitation in opposition.

        Cost of Solicitation—The cost of CEC's proxy solicitation will be borne by CEC. CEC has retained Georgeson Shareholder Communications Inc., a professional proxy solicitation firm, at an estimated cost of $250,000, plus reimbursement of expenses, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. Georgeson Shareholder expects that approximately 100 of its employees will assist in the solicitation. CEC may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at CEC's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by CEC for their reasonable out-of-pocket expenses of solicitation. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by the persons identified as participants under the heading "Participants in the Solicitation," or regular employees of CEC. No additional compensation will be paid to directors, officers or other regular employees for such services. Although no precise estimate can be made at the present time, CEC currently estimates that the total expenditures relating to the proxy solicitation incurred by CEC will be approximately $750,000, of which approximately $                        has been incurred to date. Costs related to the proxy solicitation incurred by CEC include fees for attorneys, public relations, CEC's proxy solicitation firm, printing costs, advertising, postage and related expenses and fees.

        Participants in the Solicitation—Under SEC rules, each member of the Company's Board of Directors may be deemed to be a participant in the Company's solicitation of proxies in connection with the Annual Meeting. Set forth below are the name and principal occupation of each member of the Board (three of whom are also nominees), and the name, principal business and address of any corporation or other organization in which that director's occupation or employment is carried on. For additional information concerning each of the directors, see "Proposal 1—Election of Directors," "Nominees," and "Other Directors" in this Proxy Statement.

Name and Principal Occupation	Business Address	Principal Business of Employer
John M. Larson Chairman, President and Chief Executive Officer	Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195	Education
Dennis H. Chookaszian Retired	Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195	Education
Robert E. Dowdell Retired	Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195	Education
Patrick W. Gross Chairman	The Lovell Group 1725 I Street, NW, Ste. 300 Washington, DC 20006	Business and technology advisory and investment firm
Thomas B. Lally Retired	Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195	Education
Steven H. Lesnik Chairman and Chief Executive Officer	KemperSports, Inc. 500 Skokie Blvd., Suite 444 Northbrook, IL 60062	Operation of premier golf facilities, athletic clubs and lodging venues
Keith K. Ogata President	3-K Financial Corporation P.O. Box 1796 Overton, NV 89040	Private investment company
Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	Career Education Corporation 2895 Greenspoint Parkway Suite 600 Hoffman Estates, Illinois 60195	Education
Leslie T. Thornton Partner	Dickstein Shapiro Morin & Oshinsky LLP 2101 L Street, NW Washington, D.C. 20037-1526	Law firm

        Janice L. Block, Senior Vice President, Chief Legal Officer and Corporate Secretary, and Karen M. King, Vice President, Investor Relations, may also be deemed to be participants in the Company's solicitation of proxies. The principal business address for each of Ms. Block and Ms. King is that of the Company, 2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60195.

        Information Regarding Ownership of the Company's Securities by Participants—The number of shares of Common Stock held by each director at March 21, 2006, is set forth in "Security Ownership of Management and Principal Stockholders" in this Proxy Statement. Each grant of stock options to the participants since March 21, 2005 was made pursuant to either the Form of Incentive Stock Option Agreement under the Company's 1998 Employee Incentive Compensation Plan or the Form of Non-Employee Director's Option Agreement under the Company's 1998 Non-Employee Directors' Stock Option Plan. Both such forms of option agreements are included as exhibits to the Company's Registration Statement on Form S-1, effective as of January 28, 1998. At March 21, 2006, Ms. Block beneficially owned 6,250 shares of Common Stock, all of which are shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006, and Ms. King beneficially owned 2,500 shares of Common Stock, all of which are shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

        Information Regarding Transactions in the Company's Stock by Participants—The following table sets forth all transactions that may be deemed purchases or sales of the Company's Common Stock by the participants since January 1, 2004.

Name	Date	Number of Shares of Common Stock Purchased or (Sold/Exchanged)		Footnote
Janice L. Block	—	—		—
Dennis H. Chookaszian	—	—		—
Robert E. Dowdell	6/16/04 5/10/04 5/10/04 5/7/04 5/7/04	(5,000 (38,800 38,800 (1,200 1,200	) ) )	(1 (2 (3 (2 (3	) ) ) ) )
Patrick W. Gross	—	—		—
Karen M. King	—	—		—
Thomas B. Lally	4/28/04 4/28/04 4/27/04 4/27/04	(28,000 28,000 (20,000 20,000	) )	(2 (3 (2 (3	) ) ) )
John M. Larson	4/23/04 4/23/04	(200,000 200,000)		(2 (4	) )
Steven H. Lesnik	—	—		—
Keith K. Ogata	5/6/04 5/5/04 5/5/04 5/4/04 5/4/04	(10,000 (16,000 16,000 (16,000 16,000	) ) )	(2 (2 (3 (2 (3	) ) ) ) )
Patrick K. Pesch	10/12/05 10/12/05 2/28/04	4,000 (4,000 4,000)		(5 (5 (6	) ) )
Leslie T. Thornton	—	—		—

(1)
Gift.

(2)
Open market purchase (sale).

(3)
Shares acquired upon exercise of a non-employee director stock option.

(4)
Shares acquired upon exercise of an employee stock option.

(5)
Transfer of 4,000 shares from Robert C. Pesch Declaration of Trust dated February 20, 1992, as amended, for which Mr. Pesch serves as Successor Co-Trustee and Co-Executor, to Robert Pesch Marital Trust dated October 23, 1998, for which Mr. Pesch serves as Co-Trustee.

(6)
Shares held indirectly by Robert C. Pesch Declaration of Trust dated February 20, 1992, as amended (and in effect on February 28, 2004), for which Mr. Pesch was appointed Successor Co-Trustee as of February 28, 2004 and Co-Executor on June 15, 2004.

        Understandings with Respect to the Securities of the Company—The following non-employee director participants have stock options for the indicated number of underlying shares of Common Stock: Mr. Chookaszian, 120,000; Mr. Dowdell, 154,000; Mr. Gross, 24,000; Mr. Lally, 128,000; Mr. Lesnik, 18,000; Mr. Ogata, 112,000; and Ms. Thornton, 24,000. See "Director Compensation" in this Proxy Statement for more information concerning stock option grants to non-employee directors.

        The following employee participants have employee stock options for the indicated number of underlying shares of Common Stock: Mr. Larson, 2,402,000; Mr. Pesch, 773,000; Ms. Block, 25,000; and Ms. King, 10,000. See "Option Grants in 2005" and "Aggregated Option Exercises in 2005 and Year-End 2005 Option Values," in this Proxy Statement for additional information.

        Understandings with Respect to Future Employment by the Company—Mr. Larson is the only participant with an employment agreement with CEC. See "Executive Compensation—Employment Agreements" in this Proxy Statement for additional information.

        Except as described in this Proxy Statement, to the best of the Company's knowledge, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since January 1, 2005, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or any Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Proxy Statement, to the best of the Company's knowledge, no participant nor any Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

        Except as described in this Proxy Statement, to the best of the Company's knowledge, there are no contracts, arrangements or understandings by any of the participants or any Participant Affiliate within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantee against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Proxy Statement, to the best of the Company's knowledge, no participant nor any Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

By order of the Board of Directors,

JANICE L. BLOCK Senior Vice President, Chief Legal Officer and Corporate Secretary
Hoffman Estates, Illinois April , 2006

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD PROMPTLY.

EXHIBIT A

PROPOSED RESTATED CERTIFICATE OF INCORPORATION

        The text below is CEC's proposed Restated Certificate of Incorporation, which includes the proposed amendment to Article V of the Charter to declassify CEC's Board of Directors and the proposed amendment to Article VI of the Charter to permit stockholders to call special meetings, marked against the Charter. Additions are indicated by underlining and proposed deletions are indicated by strike-outs.

~~AMENDED AND~~ RESTATED CERTIFICATE OF INCORPORATION
OF
CAREER EDUCATION CORPORATION

(originally incorporated on January 5, 1994 and restated on May     , 2006)

        Career Education Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that this ~~Amended and~~ Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with Sections 242 and 245 of the DGCL:

ARTICLE I

        The name of the ~~corporation~~Corporation is Career Education Corporation ~~(the "Company").~~ .

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road Suite 400, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE III

        The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

        A.    Authorized Capital Stock.

          ~~Effective upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the~~The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

CLASS	NUMBER OF SHARES AUTHORIZED	PAR VALUE PER SHARE
Common Stock	300,000,000	$0.01
Preferred Stock	1,000,000	$0.01

        B.    Designations and Rights.

          The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

            1.    Common Stock.

              a.    Voting Rights:    Except as otherwise required by law or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

              b.    Dividends:    Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

              c.    Liquidation Rights:    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

            2.    Preferred Stock.

          Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors is authorized to provide for the issuance of and issue shares of the Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

ARTICLE V

        The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) nor more than nine (9) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. ~~Initially, the number of directors shall be seven (7) and shall consist of the following persons: Robert E. Dowdell, Wallace O. Laub, Thomas B. Lally, John M. Larson, Keith K. Ogata, Patrick K. Pesch and Todd H. Steele.~~

        The directors shall be divided into three classes, Class I, Class II and Class III with each class having either two or three members~~. Class I shall initially consist of the following directors: Messrs. Dowdell and Pesch. Class II shall initially consist of the following directors: Messrs. Laub, Ogata and Steele. Class III shall initially consist of the following directors: Messrs. Lally and Larson. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1999, 2000 and 2001, respectively. Beginning in 1999, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-~~; provided, however, that beginning with the annual meeting to be held in calendar year 2008 (the "2008 Annual Meeting") there shall only be one class of directors and each director shall be elected for a term of one year ~~term~~. If the number of directors is changed prior to the 2008 Annual Meeting, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors~~,~~ shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until his or her successor shall be elected and qualified subject, however, to prior death, resignation, retirement or removal from office. ~~Directors may only be removed for cause, except as otherwise provided by law.~~

        Beginning at the annual meeting of stockholders that is held in calendar year 2006 (the "2006 Annual Meeting"), directors shall be elected annually for terms of one year, except that any director (a "Continuing Classified Director") whose term expires at the annual meeting of stockholders in calendar year 2007 (the "2007 Annual Meeting") or the 2008 Annual Meeting shall continue to hold office until the end of the term for which such director was elected or appointed and until such director's successor shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. Accordingly, at the 2006 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 Annual Meeting and until such directors' successors shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. At the 2007 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 Annual Meeting and until such directors' successors shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. At the 2008 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors' successors have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise required by law, until the term of a Continuing Classified Director expires as aforesaid (or the earlier resignation of such director), such Continuing Classified Director may only be removed from office for cause, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares entitled to vote at an election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall ~~have~~hold office for the same remaining term as that of his or her predecessor and until his or her successor is elected and qualified.

        Notwithstanding the foregoing provisions of this Article V, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately ~~by~~as a class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to this Article V~~.

        Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.

ARTICLE VI

        A.    Written Consent.    Any action required or permitted to be taken by the stockholders of the Corporation shall be effected only at a duly called annual or special meeting of stockholders of the Corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL.

        B.    Special Meetings.    Special meetings of stockholders of the Corporation may be called upon not less than ten (10) nor more than sixty (60) days' written notice by the Board of Directors, pursuant to a resolution approved by ~~a majority of~~ the Board of Directors. In addition, special meetings of the stockholders may be called at the written request of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at an election of directors if such election were held on the date the first such request is delivered to the Corporation; provided, however, that such meeting shall be held only (i) to take action on the item or items of business set forth in such request and (ii) to take action on such other item or items of business proposed by the Board of Directors if such action can be taken by such holders. The right of the stockholders to call a special meeting shall be subject to, and may be limited by, the procedures set forth in the By-laws of the Corporation for calling a special meeting of stockholders.

        C.    Amendment.    Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.

ARTICLE VII

        In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation. The By-laws of the Corporation may be altered, amended, or repealed, or new By-laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least eighty percent (80%) of the voting power of the shares of the Corporation entitled to vote generally in the election of directors at an annual or special meeting of stockholders, provided that, if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.

ARTICLE VIII

        A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member or any corporation of which such director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

ARTICLE IX

        Meetings of stockholders may be held within or without the State of Delaware as the By-laws of the Company may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

ARTICLE X

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths (3/4) of the value of the creditors or class of creditors and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement of said reorganization shall, if sanctioned by the Court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XI

        The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

ARTICLE XII

        A.    Indemnification of Officers and Directors:    The Corporation shall:

          1.     indemnify, to the fullest extent permitted by the DGCL, any present or former director of the Corporation and any present or former officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, is or was an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          2.     indemnify any present or former director of the Corporation and any present or former officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, is or was an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to, the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

          3.     indemnify any present or former director or officer or any present or former employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII.A.1. and 2., or in defense of any claim, issue or matter therein; and

          4.     make any indemnification under Article XII.A.1. and 2. (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article XII.A.1. and 2. Such determination shall be made, with respect to a person who is an officer or director at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even if less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation; and

          5.     pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise ("Proceedings"), initiated or brought voluntarily by such director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII, unless a court of competent jurisdiction determines that each of the material assertions made by such director or officer in such Proceedings were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify such director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

          6.     not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

          7.     have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII; and

          8.     deem the provisions of this Article XII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article XII is in effect, and any repeal or modification of this Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article XII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the "Second Corporation") which shall merge into or consolidate with the Corporation when the Corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the board of Directors of the Corporation; and

          9.     continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall inure to the benefit of the heirs, executors and administrators of such a person.

        B.    Elimination of Certain Liability of Directors:    No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation of the Corporation has been executed by its duly authorized officer as of May     , 2006.

CAREER EDUCATION CORPORATION
By:
Janice L. Block Senior Vice President, Chief Legal Officer and Corporate Secretary

PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING

CAREER EDUCATION CORPORATION

P	Proxy Solicited on Behalf of the Board of Directors For The Annual Meeting of Stockholders—May 18, 2006
R O X Y	The undersigned appoints John M. Larson and Patrick K. Pesch, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Career Education Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 18, 2006, or at any adjournment or postponement thereof. The undersigned hereby revokes ALL previous proxies given to vote at the Annual Meeting of Stockholders to be held on May 18, 2006, or at any adjournment or postponement thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal No. 1 and FOR Proposals No. 2, 3 and 4.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on reverse side.)

    PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING

    CAREER EDUCATION CORPORATION

☒	Please mark your votes as indicated in this example.

1. Election of Directors —	For	Withhold	For All
NOMINEES:	All	All	Except
01 Patrick W. Gross 02 Steven H. Lesnik	☐	☐	☐
03 Keith K. Ogata
(Except nominee(s) written above.)
2. Proposal to amend the Amended and Restated Certificate of Incorporation to declassify the Board of Directors.	For ☐	Against ☐	Abstain ☐
3. Proposal to amend the Amended and Restated Certificate of Incorporation to permit	For	Against	Abstain
stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the voting power of	☐	☐	☐
shares of Common Stock entitled to vote at an election of directors to call a special meeting of stockholders.
4. Ratification of Ernst & Young LLP as the Company's auditors for fiscal year 2006.	For ☐	Against ☐	Abstain ☐
5. In their discretion on all other matters that may properly come before the meeting.
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.
Dated: , 2006
Signature(s)
Signature(s)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[CAREER EDUCATION LOGO]

April 5, 2006

BY EDGAR AND ELECTRONIC MAIL
Mr. Jeffrey B. Werbitt, Esq.
Division of Corporation Finance
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

    Re:
    Career Education Corporation
    Preliminary Schedule 14A
    Filed on March 30, 2006
    File No. 000-23245

Dear Mr. Werbitt:

        On behalf of Career Education Corporation ("CEC" or the "Company"), we enclose for your review our responses to comments 1 and 2 contained in the staff's letter dated March 31, 2006 (the "Letter") relating to the Company's Preliminary Schedule 14A filed on March 30, 2006 (File No. 000-23245). For convenience of reference, the text of the comments in the staff's letter has been reproduced herein in italics.

General

1.
Please confirm that the preliminary proxy statement includes all Item 4(b) and 5(b) information with respect to the participants already named. For example, but without limitation, it does not appear that you include the information required by Item 5(b)(iii), (v), (viii) and (xi).

Response:

        In response to the staff's request for confirmation that the preliminary proxy statement includes all information required by Item 4(b), we have revised our disclosure under the heading "PARTICIPANTS IN THE SOLICITATION—Cost of Solicitation" on pages 33-34 of the Company's Preliminary Schedule 14A to add a sentence at the end of such paragraph which clarifies that the total expenditures relating to CEC's proxy solicitation include fees for attorneys, public relations, CEC's proxy solicitation firm, printing costs, advertising, postage and related expenses and fees:

  Cost of Solicitation—The cost of CEC's proxy solicitation will be borne by CEC. CEC has retained Georgeson Shareholder Communications Inc., a professional proxy solicitation firm, at an estimated cost of $250,000, plus reimbursement of expenses, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. Georgeson Shareholder expects that approximately 100 of its employees will assist in the solicitation. CEC may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at CEC's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by CEC for their reasonable out-of-pocket expenses of solicitation. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by the persons identified as participants under the heading "Participants in the Solicitation," or regular employees of CEC. No additional compensation will be paid to directors, officers or other regular employees for such services. Although no precise estimate can be made at the present time, CEC currently estimates that the total expenditures relating to the proxy solicitation incurred by CEC will be approximately $750,000, of which approximately $                        has been incurred to date. Costs related to the proxy solicitation incurred by CEC include fees for attorneys, public relations, CEC's proxy solicitation firm, printing costs, advertising, postage and related expenses and fees.

        In response to the staff's request for confirmation that the Company's Preliminary Schedule 14A includes all information required by Item 5(b) of Schedule 14A, including, without limitation Item 5(b)(iii), we hereby confirm that to the best of the Company's knowledge, no participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past 10 years. We refer the staff to Item 5(b)(1)(iii) of Schedule 14A which provides that "[a] negative answer need not be included in the proxy statement or other soliciting material."

        In response to the staff's request for confirmation that the preliminary proxy statement includes all information required by Item 5(b) of Schedule 14A, including, without limitation Item 5(b)(v) and (viii), we have revised our disclosure under the heading "PARTICIPANTS IN THE SOLICITATION—Information Regarding Ownership of the Company's Securities by Participants" on page 35 of the Company's Preliminary Schedule 14A as follows to clarify that each grant of stock options by the Company to the participants during the past year was made pursuant to either the Form of Incentive Stock Option Agreement under the Company's 1998 Employee Incentive Compensation Plan or the Form of Non-Employee Director's Option Agreement under the Company's 1998 Non-Employee Directors' Stock Option Plan:

  Information Regarding Ownership of the Company's Securities by Participants—The number of shares of Common Stock held by each director at March 21, 2006, is set forth in "Security Ownership of Management and Principal Stockholders" in this Proxy Statement. Each grant of stock options to the participants since March 21, 2005 was made pursuant to either the Form of Incentive Stock Option Agreement under the Company's 1998 Employee Incentive Compensation Plan or the Form of Non-Employee Director's Option Agreement under the Company's 1998 Non-Employee Directors' Stock Option Plan. Both such forms of option agreements are included as exhibits to the Company's Registration Statement on Form S-1, effective as of January 28, 1998. At March 21, 2006, Ms. Block beneficially owned 6,250 shares of Common Stock, all of which are shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006, and Ms. King beneficially owned 2,500 shares of Common Stock, all of which are shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 21, 2006.

        In response to the staff's request for confirmation that the preliminary proxy statement includes all information required by Item 5(b) of Schedule 14A, including, without limitation Item 5(b)(xi), we have revised the penultimate paragraph under the heading "PARTICIPANTS IN THE SOLICITATION" on page 36 of the Company's Preliminary Schedule 14A as follows to clarify that to the Company's knowledge, neither any participant nor any of their respective associates or affiliates, is either a party to any transaction or series of transactions referenced in Item 404(a) of Regulation S-K since January 1, 2005, the beginning of the Company's last fiscal year, rather than March 20, 2005:

  Except as described in this Proxy Statement, to the best of the Company's knowledge, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since January 1, 2005, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or any Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Proxy Statement, to the best of the Company's knowledge, no participant nor any Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

        We hereby confirm that the Company's Preliminary Schedule 14A, as revised, includes all Item 4(b) and 5(b) information with respect to the participants already named.

Participants in the Solicitation, page 33

2.
We note that your original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by the persons identified as participants. We remind you to file, on the date of first use, all written soliciting materials, including any scripts to be used in soliciting proxies by personal interview, telephone, television or radio, must be filed under the cover of Schedule 14A. Please confirm your understanding.

Response:

        The Company is cognizant of its obligation to file, on the date of first use, all written soliciting materials, including any scripts to be used in soliciting proxies by personal interview, telephone, television or radio, under the cover of Schedule 14A.

        In connection with this submission, we hereby acknowledge that:

  •
  the Company is responsible for the adequacy and accuracy of the disclosure in its filings;

  •
  staff comments or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Securities and Exchange Commission (the "Commission") from taking any action with respect to the filings; and

  •
  the Company may not assert staff comments as a defense in any proceeding by the Commission or any person under the federal securities laws of the United States.

        We believe the responses above fully address comments 1 and 2 in the Letter. Please call me at (847) 585-2626 if you have any questions regarding the above responses or the proposed revisions to the Company's Preliminary Schedule 14A.

Sincerely,

/s/ Janice L. Block

Janice L. Block
Senior Vice President, Chief Legal Officer and Corporate Secretary

cc:    Gail B. Rago

QuickLinks

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES
OTHER DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Option Grants in 2005
Aggregated Option Exercises in 2005 and Year-End 2005 Option Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
PROPOSAL 2 PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
PROPOSAL 3 PROPOSAL TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS OF STOCKHOLDERS
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF AUDITORS
MISCELLANEOUS AND OTHER MATTERS
PARTICIPANTS IN THE SOLICITATION